As filed with the Securities and Exchange Commission on April 28, 2020
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2976299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2020 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Anthony DeChellis, Chief Executive Officer and President
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109
(617) 912-1900

(Telephone number, including area code, of agent for service)

With copies to:
Samantha M. Kirby, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $1.00 par value per share	3,412,970	(1)	$7.12	(2)	$24,300,346	(2)	$3,154.18

(1)   This Registration Statement relates to 3,412,970 shares of common stock of Boston Private Financial Holdings, Inc. that may be issued pursuant to the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)   Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of Boston Private Financial Holdings’ common stock as reported on the NASDAQ Global Select Market on April 24, 2020.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2.

The documents containing the information for the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan (the “Plan”) specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

The Registrant will provide without charge to each participant upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this Registration Statement by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to the Registrant’s investor relations department at investor-relations@bostonprivate.com, call 888-666-1363 or mail the Registrant’s main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated by reference in this Registration Statement, as of their respective dates:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (as filed with the SEC on February 28, 2020);

(b) the Registrant’s Current Reports on Forms 8-K filed with the SEC on March 31, 2020 and April 24, 2020 (in each case, except to the extent any portion of any such Current Report on Form 8-K is furnished but not filed); and

(c) the description of the Registrant’s Common Stock contained in the Registration Statement on Form S-3 (as filed with the SEC on January 4, 2013).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item. 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is a Massachusetts corporation. Reference is made to Chapter 156D of the Massachusetts Business Corporation Act (the “MBCA”). Section 8.51 of the MBCA authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization. Section 8.52 of the MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.52 requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director.

Section 6.3 of Article 6 of the Registrant’s articles of organization provides for indemnification to the full extent permitted under the MBCA.

The Registrant and its directors and officers currently carry liability insurance.

Item 7.         Exemption from Registration Claimed.

None.

 Item 8.         Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description	Incorporated by Reference
		Form	SEC Filing Date	Exhibit Number	Filed with this S-8
3.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc.	8-K	8/2/2010	3.1
3.2	Articles of Amendment of Boston Private Financial Holdings, Inc.	8-K	5/2/2012	3.1
3.3	Articles of Amendment of Boston Private Financial Holdings, Inc.	8-K	4/22/2013	3.1
3.4	Articles of Amendment of Boston Private Financial Holdings, Inc.	8-A	4/24/2013	3.5
3.5	Amended and Restated By-laws of Boston Private Financial Holdings, Inc.	8-K	1/18/2017	3.2
4.1	Description of Registrant Securities	10-K	2/28/2020	4.1
5.1	Legal Opinion of Goodwin Procter LLP				*
23.1	Consent of KPMG LLP, as independent registered public accounting firm				*
23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.2	Form of Non-Qualified Stock Option Agreement for Employees under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.3	Form of Performance Restricted Stock Unit Award Agreement for Employees under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.4	Form of Restricted Stock Unit Award Agreement for Employees under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.5	Form of Non-Qualified Stock Option Agreement for the Chief Executive Officer under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.6	Form of Performance Restricted Stock Unit Award Agreement for the Chief Executive Officer under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*
99.7	Form of Restricted Stock Unit Award Agreement for the Chief Executive Officer under the Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan				*

Item 9.  Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 28th day of April, 2020.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ ANTHONY DECHELLIS
Anthony DeChellis
Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ STEVEN M. GAVEN
Steven M. Gaven
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Anthony DeChellis and Steven M. Gaven and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY DECHELLIS	Chief Executive Officer, President and Director (Principal Executive Officer)	April 28, 2020
Anthony DeChellis

/s/ STEVEN M. GAVEN	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 28, 2020
Steven M. Gaven

/s/ JOSEPH D. REGAN	Senior Vice President and Controller (Principal Accounting Officer)	April 28, 2020
Joseph D. Regan

/s/ STEPHEN M. WATERS	Chairman	April 28, 2020
Stephen M. Waters

/s/ MARK F. FURLONG	Director	April 28, 2020
Mark F. Furlong

/s/ JOSEPH C. GUYAUX	Director	April 28, 2020
Joseph C. Guyaux

/s/ DEBORAH F. KUENSTNER	Director	April 28, 2020
Deborah F. Kuenstner

/s/ GLORIA C. LARSON	Director	April 28, 2020
Gloria C. Larson

/s/ KIMBERLY S. STEVENSON	Director	April 28, 2020
Kimberly S. Stevenson

/s/ LUIS ANTONIO UBIÑAS	Director	April 28, 2020
Luis Antonio Ubiñas

/s/ LIZABETH H. ZLATKUS	Director	April 28, 2020
Lizabeth H. Zlatkus